Exhibit 5

April 13, 2006	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
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Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112

Re:	Archstone-Smith Operating Trust
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Archstone-Smith Operating Trust, a Maryland real estate investment trust (“Archstone”), in connection with the proposed sale of one or more series of debt securities (the “Debt Securities”) of Archstone, as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).
     Each series of the Debt Securities will be issued under an Indenture dated as of February 1, 1994, and supplemented by a First Supplemental Indenture dated February 2, 1994, and a Second Supplemental Indenture dated August 2, 2004 (collectively, the “Indenture”), between Archstone and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee. Certain terms of the Debt Securities to be issued by Archstone from time to time will be approved by the Board of Trustees of the sole Trustee of Archstone or a committee thereof as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Debt Securities (the “Trust Proceedings”).
     As special counsel to Archstone, we have examined originals or copies certified or otherwise identified to our satisfaction of the Indenture, the Declaration of Trust, Archstone’s Amended and Restated Bylaws, as amended, resolutions of the Board of Trustees of the sole Trustee of Archstone and such Archstone records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
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Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C
Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

MAYER, BROWN, ROWE & MAW LLP
Archstone-Smith Operating Trust
April 13, 2006

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that upon the completion of the Trust Proceedings relating to a series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities, will be duly authorized and will be binding obligations of Archstone enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.

MAYER, BROWN, ROWE & MAW LLP
Archstone-Smith Operating Trust
April 13, 2006

     We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the laws of the State of Maryland and the federal laws of the United States of America.

Sincerely,

/s/ MAYER, BROWN, ROWE & MAW LLP